SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)- September 10, 1997


                                    PSC Inc.
             (Exact name of Registrant as Specified in its Charter)


                                    New York
                 (State or other jurisdiction of Incorporation)

                  0-9919                                 16-0969362
         (Commission File Number)             (IRS Employer Identification No.)

                    675 Basket Road, Webster, New York 14580
                    (Address of Principal Executive Offices)

                                 (716) 265-1600
                         (Registrant's Telephone Number, including Area Code)

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Item 7.           Financial Statements and Exhibits

         (c)      Exhibits

                   3.1                         Certificate of Amendment
                                               of Certificate
                                               of Incorporation  of PSC  Inc.
                                               filed with the Secretary of
                                               State  of the  State of New
                                               York on September 5, 1997.

                    4.1                        Preferred Stock Certificate
                                               issued to Hydra
                                               Investissements S.A. on September
                                               10, 1997

                    4.2                        Warrant issued to Hydra
                                               Investissements S.A. on
                                               September 10, 1997

                    10.1                       Stock and Warrant Purchase
                                               Agreement dated September
                                               4, 1997 by and between PSC Inc.
                                               and Hydra nvestissements S.A.

                    10.2 Registration and Investor Rights Agreement dated September 10, 1997 by and between PSC Inc. and Hydra Investissements S.A.


Item 9.           Sales of Equity Securities Pursuant to Regulation S.

         (a)      Date, Title and Amount of Securities Sold; Purchase Price

                  On September 10, 1997, pursuant to and in accordance with the terms of the Stock and Warrant Purchase Agreement dated as of September 4, 1997 (the "Agreement") between PSC Inc. (the "Company") and Hydra Investissements S. A., a Luxembourg corporation (the "Purchaser"), the Company issued and sold in a private placement (the "Transaction") to the Purchaser (i) 110,000 shares of its Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred") and (ii) a warrant to purchase 180,000 common shares of the Company (the "Warrant") on or before September 10, 2001 at an exercise price of $8.00 per share, for an aggregate purchase price of $11.0 million (the "Purchase Price").

         (b)      Identity of Purchaser

     All of the capital stock of the Purchaser is owned by Hydra S.p.A. ("Hydra") an Italian corporation and an industrial and real estate holding corporation. Each of Ms. Lucia Fantini, an Italian citizen, and Dr. Romano Volta, an Italian citizen, is a fifty percent shareholder of Hydra. Dr. Volta is also President of the Board of Directors of Hydra. Simultaneously with the closing of the Transaction and pursuant to the provisions of the Series A Preferred, Dr. Volta was elected to fill a newly created position on the Board of Directors of the Company.

         (c)      Conversion and Exercise of the Securities

                  The shares of the Series A Preferred are convertible, at any time and at the option of the holders of the Series A Preferred, into Common Shares of the Company. The conversion price is $8.00 per Common Share or one share of Series A Preferred for 12.5 Common Shares, and is subject to adjustment in certain circumstances. Accordingly, as adjusted to reflect the conversion of the Series A Preferred, the Purchaser beneficially owns 1,375,000 Common Shares of the Company.

                  The Warrant to purchase 180,000 Common Shares of the Company is exercisable by the Purchaser at any time before 5:00 p.m. New York City time on September 10, 2001. Accordingly, the Purchaser beneficially owns 180,000 Common Shares of the Company.

                  Assuming the conversion of the Series A Preferred and the exercise of the Warrant, the Purchaser beneficially owns an aggregate of 1,555,000 Common Shares of the Company or 12.2% of the as adjusted outstanding Common Shares of the Company.

         (d)      Other Agreements

         Pursuant to a Registration and Investor Rights Agreement dated September 10, 1997 between the Company and the Purchaser, the holders of Series A Preferred were granted certain demand and piggyback registration rights with respect to any Common Shares that they receive upon conversion of the Series A Preferred and upon exercise of the Warrant.

         (e)      Exemption from Registration

         The Series A Preferred and the Warrant (collectively, the "Securities") have not been registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon Regulation S of the Act ("Regulation S") and based upon the following facts as represented and warranted by the Purchaser:

     (i) The Purchaser, at the time the buy order for the Securities originated, was outside the United States and was not a U.S. person (and was not purchasing for the account or benefit of a U. S. person) within the meaning of Regulation S.
                  (ii) Neither the Purchaser, nor any affiliate of the Purchaser, nor any person acting on its or their behalf, had engaged in any (i) general solicitation or general advertising within the meaning of Rule 502(c) under the Act or (ii) directed selling efforts within the meaning of Rule 903 under Regulation S and the Purchaser had complied and has represented that it will comply with the offering restrictions of such Rule 903.

(iii) The Purchaser has agreed and has acknowledged that the Securities have not been registered under the Act or any other applicable securities law and that the Securities (including Common Shares issuable upon exercise of the Warrants and conversion of the Series A Preferred) will not be sold, transferred, or otherwise disposed of except in accordance with the provisions of Rule 903 or Rule 904 of the Act, pursuant to registration of the Securities (including the Common Shares issuable upon exercise of the Warrant and conversion of the Series A Preferred) under the Act or pursuant to an available exemption from the registration requirements of the Act.

                  (iv) The Purchaser has agreed and has acknowledged that until the expiration of the "40-day restricted period" within the meaning of Rule 903(c)(2) of Regulation S, any offer or sale of the Securities (including the Common Shares issuable upon exercise of the Warrant and conversion of the Series A Preferred) will not be made within the United States within the meaning of Regulation S or to a U. S. person or for the account or benefit of a U.S. person within the meaning of Rule 902(o) of Regulation S.

                  (v) As of the date of purchase of the Securities (including the Common Shares issuable upon exercise of the Warrant and conversion of the Series A Preferred), the Purchaser had not created and did not have a short position in the Securities (including the Common Shares issuable upon exercise of the Warrant and conversion of the Series A Preferred) or a long position in any offsetting option or derivative security and that for the duration of the "40-day restricted period" within the meaning of Rule 903(c)(2) of Regulation S, the Purchaser has agreed that it will not effect any equity swap, short sale or other hedging transaction in respect of the Securities (including the Common Shares issuable upon exercise of the Warrants and conversion of the Series A Preferred).

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    PSC Inc.
                                                  (Registrant)

Date: September 24, 1997                  By:/s/ William J. Woodard
      ------------------                     ----------------------
                                          William J. Woodard, Vice President,
                                          Chief Financial Officer and Treasurer

                                                                    Exhibit 3.1

                                          CERTIFICATE OF AMENDMENT OF THE
                                          CERTIFICATE OF INCORPORATION OF
                                                      PSC INC.




                                               Pursuant to Section 805
                                         of the Business Corporation Law of
                                                the State of New York


         We, being the President and Secretary of PSC Inc. (the "Corporation"), a corporation organized and existing under the Business Corporation Law of the State of New York (the "NYBCL"), in accordance with the provisions of Section 805 thereof, do hereby certify and set forth:

     FIRST: The name of the Corporation is PSC Inc. The name under which the corporation was formed was Photographic Sciences Corporation.
     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on December 8, 1969.
         THIRD: Paragraph 4 of the Certificate of Incorporation, as amended, amended and restated or otherwise modified heretofore, is hereby further amended by the addition of a provision stating the number, designation, relative rights, preferences and limitations of preferred shares of a series as fixed by the Board of Directors under the authority contained in the Certificate of Incorporation, to read in its entirety as follows:

     "4. (a) Statement of Authorized Stock. The aggregate number of shares which the Corporation shall have the authority to issue is Fifty Million (50,000,000)
     shares of capital stock of the following classes in the following  amounts:
(i) Forty Million (40,000,000) shares shall be Common Stock, having a par value of $.01 per share ("Common Stock");
         (ii) One Hundred Ten Thousand (110,000) shares shall be Series A Convertible Preferred Shares, having a par value of $.01 per share ("Series A Convertible Preferred Shares"); and

         (iii) Nine Million Eight Hundred Ninety Thousand (9,890,000) shares shall be Preferred Shares, having a par value of $.01 per share (the "Undesignated Preferred Stock"), which shares of Undesignated Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Undesignated Preferred Stock shall have such voting powers, full or limited, or no voting power, and have such preferences and relative participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Undesignated Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of New York.

         (b) Statement of Rights and Preferences of Series A Convertible Preferred Shares. The respective powers, designations, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions of, the Series A Convertible Preferred Shares are as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Convertible Preferred Shares" and the number of shares constituting such series shall be 110,000 shares. The Series A Convertible Preferred Shares will be convertible into shares of the Corporation's Common Stock, as described in Section 5 hereof.

         Section 2. Dividends. Dividends shall be declared and set aside for shares of the Series A Convertible Preferred Shares in the discretion of and upon resolution of the Corporation's Board of Directors. Cash dividends may be declared and paid on the Common Stock only if cash dividends are simultaneously declared and paid with respect to all outstanding shares of Series A Convertible Preferred Shares in an amount equal to the amount of the dividend that would have been payable had such share of Series A Convertible Preferred Shares been converted into Common Stock pursuant to Section 5 hereof immediately prior to the record date for payment of such dividend.

         Section 3. Rights on Liquidation, Dissolution or Winding Up. The Series A Convertible Preferred Shares shall, with respect to rights on liquidation, dissolution or winding up, rank prior to the Common Stock and prior or on parity with any other series of Preferred Shares that may from time to time come into existence. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the rights of series of Preferred Shares that may from time to time come into existence, before any payment is made to the holders of any stock ranking on liquidation junior to the Series A Convertible Preferred Shares, the holders of shares of Series A Convertible Preferred Shares shall be entitled to receive out of the assets of the Corporation available for distribution to its shareholders the amount of $100.00 for each share of Series A Convertible Preferred Shares held by them and, in addition, an amount equal to the declared but unpaid dividends, if any, on each such share. If, upon the occurrence of such event, the assets of the Corporation available for distribution to its shareholders are insufficient to permit the payment to the holders of the Series A Convertible Preferred Shares of the full amount to which they are entitled, then, subject to the rights of any series of Preferred Shares that may from time to time come into existence, the holders of shares of Series A Convertible Preferred Shares and any class of stock ranking on liquidation on a parity with the Series A Convertible Preferred Shares shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

         In the event of any liquidation, dissolution or winding up of the Corporation, after payment has been made to the holders of shares of Series A Convertible Preferred Shares and any class of stock ranking on liquidation on parity with the Series A Convertible Preferred Shares of the full amounts to which they are entitled as aforesaid, holders of any class or classes of stock ranking on liquidation junior to the Series A Convertible Preferred Shares shall be entitled, to the exclusion of the holders of shares of Series A Convertible Preferred Shares, and subject to the rights of series of Preferred Shares that may from time to time come into existence, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its shareholders.

         Section 4.        Voting.

         (a) Except as required by law, each holder of Series A Convertible Preferred Shares shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation and shall be entitled to that number of votes equal to the number of whole shares of Common Stock into which such holder's shares of Series A Convertible Preferred Shares could be converted under Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as provided by law or by the provisions of paragraphs (b) and (c) below, or by the provisions establishing any other series of Undesignated Preferred Stock, holders of Series A Convertible Preferred Shares shall vote together with the holders of Common Stock as a single class.

         (b) Until the earlier of (i) Hydra Investissements S.A. (the "Investor") holding less than 27,500 shares of Series A Convertible Preferred Shares or (ii) a Change of Control of the Investor, the holders of Series A Convertible Preferred Shares shall have the exclusive right, voting separately as a class, to elect one director (herein referred to as the "Series A Director"); provided, however, that the Company shall not be required to provide the Series A Director any information which is reasonably considered by the Company's Board of Directors (excluding the Series A Director), acting with the advice of counsel, to be competitively sensitive to any business owned, controlled or affiliated with the Investor, including without limitation, Datalogic S.p.A. The Series A Director shall be elected by the affirmative vote of the holders of record of a majority of the outstanding shares of Series A Convertible Preferred Shares either at a meeting of shareholders at which directors are elected, a special meeting of holders of Series A Convertible Preferred Shares or by written consent without a meeting in accordance with the NYBCL. The Series A Director so elected shall be appointed to the Compensation Committee and shall initially serve with directors in the class expiring the year 2,000, or until his successor is elected and qualified. Any vacancy in the position of the Series A Director may be filled only by the holders of the Series A Convertible Preferred Shares. For so long as the Investor holds at least 27,500 shares of Series A Convertible Preferred Shares, the Series A Director may, during his term of office, be removed at any time, without or without cause, by, and only by, the affirmative vote, at a special meeting of the holders of Series A Convertible Preferred Shares called for such purpose, or the written consent of the holders of record of a majority of the outstanding shares of Series A Convertible Preferred Shares. Any vacancy created by such removal may also be filled at such meeting or by such consent. For purpose of this Section 4(b) the term "Change of Control" shall mean, as of any date of determination, if the Volta Family shall cease to possess the power, directly or indirectly, (i) to elect a majority of the board of directors of the Investor or
(ii) to direct or cause the direction of the management and policies of the Investor, whether through ownership of stock, by contract or otherwise. For purpose of this definition, the "Volta Family" shall mean Romano Volta, his spouse, his heirs and legatees, his descendants and his blood relations to the third degree.

         (c) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Convertible Preferred Shares so as to affect adversely the Series A Convertible Preferred Shares without the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding aggregate number of shares of such adversely affected Series A Convertible Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

         Section 5. Conversion Rights. The holders of Series A Convertible Preferred Shares shall have the following rights with respect to the conversion of Series A Convertible Preferred Shares into shares of Common Stock:

         (a) Voluntary Conversion. Any share of Series A Convertible Preferred Shares may, at the option of the holder, be converted at any time into such number of validly issued, fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying (x) the Series A Conversion Rate (determined under Section 5(b) hereof) by (y) the number of shares of Series A Convertible Preferred Shares being converted.

         (b) Series A Conversion Rate. The conversion rate in effect at any time (the "Series A Conversion Rate") shall be the quotient obtained by dividing $100.00 by the Series A Conversion Value, calculated as provided in Section 5(c) hereof.

         (c) Series A Conversion Value. The Series A Conversion Value in effect from time to time, except as adjusted in accordance with Section 5(d) hereof, shall be $8.00.

         (d) Series A Conversion Value Adjustments. The Series A Conversion Value shall be subject to adjustment from time to time as follows:

                           (i) Adjustments to Series A Conversion Value Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as defined below) after the date of the initial issuance of any Series A Convertible Preferred Shares, the Series A Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then-effective Series A Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Conversion Value. The Series A Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                           "Extraordinary Common Stock Event" shall mean (i) the
                  issue of additional shares of Common Stock or any other Common Stock Equivalents (as defined below) as dividend or other distribution on outstanding stock of the Corporation, (ii) a subdivision of outstanding shares of Common Stock or any other Common Stock Equivalents into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of Common Stock or any other Common Stock Equivalents into a lesser number of shares of Common Stock.

                           "Common Stock Equivalents" shall mean, without double
                  counting: (i) shares of Common Stock, where one share of Common Stock shall constitute one Common Stock Equivalent,
                  (ii) shares of capital stock convertible into Common Stock, where any one share of capital stock shall constitute a number of Common Stock Equivalents equal to the number of shares of Common Stock issuable in respect of such share of capital stock, (iii) any rights, warrants, options and convertible or exchangeable securities entitling the holder thereof to subscribe for or purchase any shares of Common Stock, where any such rights, warrants, options and convertible or exchangeable securities shall constitute a number of Common Stock Equivalents equal to the number of shares of Common Stock issuable in respect of such rights, warrants, options or convertible or exchangeable securities, and (iv) any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock, where any such stock appreciation rights shall constitute a number of Common Stock Equivalents equal to the Common Stock equivalent, as nearly as it may be calculated, of such stock appreciation rights.

                       (ii)     Sales of Shares Below Series A Conversion Value.

                           (A) If the  Corporation  issues any Additional  Stock
                  (as defined below) without consideration or for a consideration per share less than the Series A Conversion Value in effect immediately prior to such issuance, the Series A Conversion Value in effect immediately prior to such issuance shall be adjusted to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                           (x) an amount equal to the sum of (1) the result obtained by multiplying the number of shares of Common Stock deemed outstanding immediately prior to such issuance (which shall include the actual number of shares outstanding plus all shares issuable upon the conversion or exercise of all outstanding convertible securities, rights, warrants and options) by the Series A Conversion Value then in effect and
                           (2) the aggregate consideration, if any, received by the Corporation upon the issuance of such Additional Stock, divided by

                           (y) the number of shares of Common Stock of the Corporation outstanding immediately after such issuance (including the shares deemed outstanding as provided above).

                           (B) No  adjustment  of the Series A Conversion  Value
                  shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward. Except as provided in Sections 5(d)(i), 5(d)(ii)(E)(3) and (4), no adjustment of the Series A Conversion Value shall have the effect of increasing the Series A Conversion Value above the Series A Conversion Value in effect immediately prior to such adjustment.

                           (C) In the case of the  issuance of Common  Stock for
                  cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (D) If all or part of the consideration  paid for, or
                  payable on exercise, conversion or exchange of, any shares of Common Stock, rights, options, warrants or convertible or exchangeable securities is other than cash, the non-cash consideration will be valued at its fair market value as determined in good faith by the Company's Board of Directors.

                           (E) In  the  case  of  the  issuance  of  options  or
                  warrants to purchase, or rights to subscribe for, Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options or warrants to purchase, or rights to subscribe for, such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                                    (1) the aggregate  maximum  number of shares
                                    of Common Stock deliverable upon exercise of
                                    such   options  to  purchase  or  rights  to
                                    subscribe  for Common  Stock shall be deemed
                                    to have been issued at the time such options
                                    or rights  were  issued for a  consideration
                                    equal to the  consideration  received by the
                                    Corporation   upon  the   issuance  of  such
                                    options or rights  plus the  purchase  price
                                    provided  in such  options or rights for the
                                    Common    Stock    covered    thereby   (the
                                    consideration  in each case to be determined
                                    in   the   manner   provided   in   Sections
                                    5(d)(ii)(C) and (D) above), but no further adjustment to the Series A Conversion Value shall be made for the actual issuance of Common Stock upon the exercise of such options or rights in accordance with their terms;

                                    (2) the aggregate  maximum  number of shares
                                    of Common Stock  deliverable upon conversion
                                    of or in exchange  for any such  convertible
                                    or  exchangeable   securities  or  upon  the
                                    exercise of options to purchase or rights to
                                    subscribe    for   such    convertible    or
                                    exchangeable   securities   and   subsequent
                                    conversion  or  exchange  thereof  shall  be
                                    deemed to have been  issued at the time such
                                    securities  were  issued or such  options or
                                    rights were issued for a consideration equal
                                    to  the   consideration   received   by  the
                                    Corporation  for  any  such  securities  and
                                    related   options   or   rights,   plus  the
                                    additional  consideration,  if  any,  to  be
                                    received   by  the   Corporation   upon  the
                                    conversion or exchange of such securities or
                                    the  exercise  of  any  related  options  or
                                    rights (the consideration in each case to be
                                    determined   in  the  manner   provided   in
                                    Sections  5(d)(ii)(C) and (D) above), but no
                                    further   adjustment   to   the   Series   A
                                    Conversion Value shall be made for the actual issuance of Common Stock upon the conversion or exchange of such securities in accordance with their terms;

                                    (3) if such options,  rights or  convertible
                                    or  exchangeable  securities  by their terms
                                    provide,   with  the   passage  of  time  or
                                    otherwise,  for any  increase or decrease in
                                    the   number  of  shares  of  Common   Stock
                                    issuable,  upon the exercise,  conversion or
                                    exchange  thereof,  the Series A  Conversion
                                    Value   computed  upon  the  original  issue
                                    thereof,  and  any  subsequent   adjustments
                                    based thereon,  shall, upon such increase or
                                    decrease becoming  effective,  be recomputed
                                    to reflect  such  increase or decrease  with
                                    respect   to  such   options,   rights   and
                                    securities not already exercised, converted or exchanged prior to such increase or decrease becoming effective, but no further adjustments to the Series A Conversion Value shall be made for the actual issuance of Common Stock upon the exercise of any, such options or rights or the conversion or exchange of such securities in accordance with their terms;

                                    (4) upon the  expiration of any such options
                                    or  rights,  the  termination  of  any  such
                                    rights  to  convert  or   exchange   or  the
                                    expiration of any options or rights  related
                                    to   such    convertible   or   exchangeable
                                    securities,  the Series A  Conversion  Value
                                    shall forthwith be readjusted to such Series
                                    A  Conversion   Value  as  would  have  been
                                    obtained had the  adjustment  which was made
                                    upon the issuance of such options, rights or
                                    securities  or options or rights  related to
                                    such  securities  have  been  made  upon the
                                    basis of the  issuance of only the number of
                                    shares of Common Stock actually  issued upon
                                    the exercise of such options or rights, upon
                                    the   conversion   or   exchange   of   such
                                    securities  or  upon  the  exercise  of  the
                                    options   or   rights    related   to   such
                                    securities; and

                                    (5) if any such  options or rights  shall be
                                    issued in connection with the issue and sale
                                    of  other  securities  of  the  Corporation,
                                    together comprising one integral transaction
                                    in  which  no  specific   consideration   is
                                    allocated to such options or rights by the parties thereto, such options or rights shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors.

                           (iii) "Additional Stock" shall mean any shares of Common Stock, warrants or rights to subscribe for or purchase Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock issued (or deemed to have been issued pursuant to Section 5(d)(ii)(E) above) by the Corporation after the date of initial issuance of any Series A Convertible Preferred Shares other than:

                                    (A) Common  Stock  issued  pursuant to a
                           transaction  described in Section 5(d)(i);

                                    (B) Common Stock or  securities  convertible
                           into or exchangeable or exercisable for shares of Common Stock issued or issuable (whether directly or pursuant to stock options, stock awards or warrants) to employees or directors if such issuance is approved by the Corporation's Board of Directors;

                                    (C) Common  Stock  issued  upon  conversion,
                           exchange or exercise of any securities convertible into or exchangeable or exercisable for shares of Common Stock; and

                                    (D)  Shares of Common  Stock  issuable  upon
                           exercise of the Warrants to purchase Common Stock issued to Hydra Investissements S.A. on September 8, 1997.

                           (iv) All  calculations  under this Section 5(d) shall
                  be made to the nearest cent or to the nearest 1/10 of a share.

         (e) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series A Convertible Preferred Shares shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5), then and in each such event the holder of each share of Series A Convertible Preferred Shares shall have the right thereafter to convert such share into the kind and amount of share of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series A Convertible Preferred Shares might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

         (f) Merger or Consolidation. If at any time or from time to time there shall be an acquisition of the Corporation by another entity by means of merger, consolidation or otherwise that results in the exchange of the outstanding shares of the Corporation for securities or consideration issued or caused to be issued by the acquiring entity or any of its affiliates, then, as part of such merger or consolidation, provision shall be made so that the holders of the Series A Convertible Preferred Shares shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Shares that number of shares of stock or other securities or property of the acquiring corporation that results from such merger or consolidation to which such holder would have been entitled if such holder had converted its shares of Series A Convertible Preferred Shares immediately prior to such merger or consolidation. In any such case appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Convertible Preferred Shares after the merger or consolidation to the end that the provisions of this Section 5 (including adjustment of the Series A Conversion Value then in effect and the number of shares issuable upon conversion of the Series A Convertible Preferred Shares) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

         (g) Notice of Adjustments. In each case of an adjustment or readjustment of the Series A Conversion Value after the date of the initial issuance of any Series A Convertible Preferred Shares, the Corporation at its expense will notify each holder of Series A Convertible Preferred Shares of such adjustment or readjustment. Such notice shall state in reasonable detail the facts on which such adjustment or readjustment is based.

         (h) Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series A Convertible Preferred Shares shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Convertible Preferred Shares surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series A Convertible Preferred Shares being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Series A Convertible Preferred Shares being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Shares in accordance with the provisions of this Section 5, cash in the amount of all accrued and unpaid dividends on such shares of Series A Convertible Preferred Shares up to and including the Conversion Date, and cash, as provided in Section 5(i), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Convertible Preferred Shares shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

         (i) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion or shares of Series A Convertible Preferred Shares. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Convertible Preferred Shares, the Corporation shall pay to the holder of the shares of Series A Convertible Preferred Shares which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock at the close of business on the Conversion Date.

         (j) Partial Conversion. In the event some but not all of the shares of Series A Convertible Preferred Shares represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Convertible Preferred Shares which were not converted.

         (k) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Shares, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series A Convertible Preferred Shares, the Corporation shall take such corporate action as may be necessary or increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         Section 6. No Reissuance of Series A Convertible Preferred Shares. No share or shares of Series A Convertible Preferred Shares acquired by the Corporation by reason of redemption, purchase, conversion, or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Convertible Preferred Shares accordingly.

         Section 7. Restrictions and Limitations On Issuance of Senior Stock. The Corporation shall not, so long as there are any shares of Series A Convertible Preferred Shares outstanding, authorize or issue (or obligate itself to authorize or issue) any security of the Corporation ranking senior to the Series A Convertible Preferred Shares, either as to payment of dividends or distribution of assets (on liquidation or dissolution, redemption of shares, or otherwise), or any security convertible into any such senior security.

         Section 8. No Dilution or Impairment. The Corporation will not, by amendment of its Restated Certificate of Incorporation, as amended through the date hereof, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Convertible Preferred Shares set forth herein. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Convertible Preferred Shares above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series A Convertible Preferred Shares from time to time outstanding, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing, and will be bound by all the terms of the Series A Convertible Preferred Shares set forth herein.

         Section 9. Notices of Record Date. In the event of: (a) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any merger or consolidation of the Corporation, or (b) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or deliver or cause to be mailed or delivered to each holder of Series A Convertible Preferred Shares a notice specifying (i) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (ii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed or delivered at least 15 days prior to the date specified in such notice on which such action is to be taken.

         FOURTH: The Amendment was authorized pursuant to the authority conferred upon the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation, as the same has been amended, pursuant to a resolution adopted by the shareholders of the Corporation at a meeting of the shareholders.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 5th day of September, 1997.





                                                       /s/ Robert C. Strandberg
                                                     Name: Robert C. Strandberg
                                                     Title:    President




                                                       /s/ Martin S. Weingarten
                                                     Name: Martin S. Weingarten
                                                     Title:    Secretary

                                                                     Exhibit 4.1


Number  SA 1                                                      110,000 Shares

        Incorporated Under the Laws of the State of New York
                         PSC Inc.

This Certifies that Hydra Investissements S.A. is the registered holder of One Hundred Ten Thousand Shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 10th day of September A.D. 1997.

/s/ Martin S. Weingarten, Secretary       /s/ William J. Woodard, Vice President


THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT (i) PURSUANT TO THE PROVISIONS OF REGULATION S UNDER THAT ACT, (ii) PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR (iii) IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THAT ACT.

For value received,                 hereby sell, assign and transfer unto
Shares  represented  by  the  within  Certificate,  and  do  hereby  irrevocably constitute and appoint Attorney so transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
Dated                      19

         In presence of

                                                                    Exhibit 4.2

                  NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE ON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OR WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THAT ACT.

                  VOID AFTER 5:00 P.M., NEW YORK TIME, ON SEPTEMBER 10, 2001

No. 001                                                          180,000 SHARES


                                             WARRANT TO PURCHASE SHARES
                                                   OF COMMON STOCK
                                                     OF PSC INC.


         This certifies that Hydra Investissements S.A., or registered assigns (the "Warrant Holder"), is entitled to purchase from PSC Inc. (the "Company"), a New York corporation, at any time before 5:00 P.M., New York City time, on the Expiration Date described in Section 1.01(c), the number of fully paid and nonassessable shares of Common Stock, par value of $0.01 per share, of the Company ("Common Stock") at the Exercise Price described in Section 1.01(b). The Exercise Price and the number and nature of the Warrant Shares which may be purchased on exercise of this Warrant are subject to adjustment as provided in
Article III.

                                    ARTICLE I

                                   Definitions

         Section I.01. (a) The term "Business Day" means a day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

                  (b) The term "Exercise Price" means $8.00 per Warrant Share, as that price may be adjusted from time to time as provided in Article III.

                  (c) The term "Expiration Date" means September 10, 2001.

                  (d) The "Fair Market Value" of a security on a day will be (i) if the security is traded on a national securities exchange, or on an automated quotation system which reports actual sale transactions, the last sale price of the security on that day reported on the principal securities exchange or automated quotation system on which the security is traded, and (ii) otherwise, the fair market value per share of the security on that day as determined by an expert which is mutually approved by the Company and by holders of a majority of the outstanding Warrants.

                  (e) The term "Warrant Holder" means the person or entity named above or any person or entity in whose name this Warrant is registered on the books of the Company.

                  (f) The term "Warrants" means this Warrant and all warrants of like tenor, if any, together evidencing the right to purchase a total of 180,000 shares of Common Stock.

                  (g) The term "Warrant Shares" means the shares of Common Stock deliverable upon exercise of the Warrants.


                                   ARTICLE II

                        Duration and Exercise of Warrant

         Section II.01. This Warrant may be exercised at any time before 5:00 P.M., New York City time, on the Expiration Date. If this Warrant is not exercised at or before 5:00 P.M., New York City time, on the Expiration Date, it will become void and neither the Warrant Holder nor any other person will have any rights under this Warrant.

         Section II.02. (a) To exercise this Warrant in whole or in part, the Warrant Holder must surrender this Warrant, with the Subscription Form on it duly executed, to the Company at its principal office accompanied by payment of an amount equal to the Exercise Price, for the Warrant Shares as to which this Warrant is being exercised. Payment must be made in lawful money of the United States of America and in cash or by certified or official bank check or by bank wire transfer in immediately available funds to the order of the Company.

                  (b) Upon surrender to the Company of this Warrant in conformity with the foregoing provisions, the Company will issue certificates, registered in the name of the Warrant Holder or such other names as are designated by the Warrant Holder, representing the total number of shares of Common Stock (and other securities, if any) as to which this Warrant is being exercised, in such denominations as are requested by the Warrant Holder, and the Company will deliver those certificates to the Warrant Holder.

                  (c) If the Warrant Holder exercises this Warrant with respect to fewer than all the Warrant Shares to which it relates, the Company will execute a new Warrant in the form of this Warrant for the balance of the Warrant Shares that may be purchased upon exercise of this Warrant and deliver that new Warrant to the Warrant Holder.

                   (d) The Company will pay any transfer or similar taxes which may be payable in respect of the issuance of Warrant Shares or in respect of the issuance of a new Warrant if this Warrant is exercised as to fewer than all the Warrant Shares to which it relates. The Company will not, however, be required to pay any transfer or similar tax which becomes payable because Warrant Shares or a new Warrant are to be registered in a name other than that of the Warrant Holder, and the Company will not be required to issue any Warrant Shares or to issue a new Warrant registered in a name other than that of the Warrant Holder until the Company receives either evidence that any applicable transfer or similar taxes have been paid or funds with which to pay those taxes.

                                   ARTICLE III

                      Adjustment of Shares of Common Stock
                        Purchasable and of Warrant Price

         Section III.01. The Exercise Price and the shares of Common Stock or other securities issuable on exercise of this Warrant are subject to adjustment as follows:

                  (a) If, after the date the Warrants are first issued, the Company (i) makes a distribution on its Common Stock in shares of its capital stock or stock equivalents, (ii) subdivides the outstanding Common Stock into a greater number of shares, or (iii) combines the outstanding Common Stock into a lesser number of shares, in each such case, the number of shares of Common Stock included in each Warrant Share will be adjusted so that upon exercise of this Warrant after the record date or effective date with respect to a specified number of Warrant Shares, the Warrant Holder will receive the number of shares of Common Stock which the Warrant Holder would have owned if the Warrant Holder had exercised this Warrant with respect to that number of Warrant Shares immediately before the first of those events and retained all the shares and other securities which the Warrant Holder received as a result of each of those events.

                  (b) If, after the Warrants are first issued, there is a reclassification or change of the outstanding shares of Common Stock (other than a change in par value or a change as a result of a subdivision or combination to which Section 3.01(a) applies) or a merger or consolidation of the Company with any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock, or a sale or transfer of all or substantially all the assets of the Company and distribution of all or a portion of the proceeds of that sale or transfer, upon any subsequent exercise of this Warrant as to a specified number of Warrant Shares, the Warrant Holder will be entitled to receive the kind and amount of securities, cash and other property which the Warrant Holder would have received if the Warrant Holder had exercised this Warrant as to that number Warrant Shares immediately before the first of those events and had retained all the securities, cash and other assets received as a result of these events.

                  (c) Upon each adjustment under this Section 3.01 of the number of Warrant Shares issuable upon exercise of this Warrant, the Exercise Price will be adjusted so that the total amount the Warrant Holder will be required to pay to exercise this Warrant in full will be the same after the number of Warrant Shares issuable on exercise of this Warrant is adjusted as it is before the number of Warrant Shares issuable on exercise of this Warrant is adjusted.

                  (d) If any adjustment in the number of shares or type of securities to be issued upon exercise of this Warrant, or in the Exercise Price, becomes effective as of a record date for a specified event, and this Warrant is exercised between that record date and the date the event occurs, the Company may elect to defer, until the event occurs, issuing to the Warrant Holder the shares of Common Stock or other securities to which the Warrant Holder is entitled solely by reason of that event. However, if the Company does that, when this Warrant is exercised, the Company will deliver to the Warrant Holder a due bill or other instrument evidencing the Warrant Holder's right to receive the additional shares or other securities upon occurrence of the event.

         Section III.02. Whenever the Warrant Shares or the Exercise Price are adjusted as provided in this Section, the Company will send to the Warrant Holder a certificate signed by its principal accounting officer setting forth the adjusted Warrant Price, the adjusted number of Warrant Shares, the date the adjustment became effective and the computational support for the adjustment and containing a brief description of the events which caused the adjustment.

         Section III.03. If at any time after the Warrants are first issued:

                  (a) the Company declares a dividend or other distribution on its Common Stock, other than a dividend payable in cash out of its undistributed net income in an amount which, together with all other cash dividends paid within 12 months before the record date for the dividend, does not exceed ten percent of the consolidated net income of the Company and its subsidiaries during the fiscal year prior to the fiscal year during which the dividend is paid; or

                  (b) the Company authorizes the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of any class or any other securities; or

                  (c) there is any reclassification of the Common Stock (other than a subdivision or combination of the Common Stock), or any consolidation or merger to which the Company is a party and for which approval of the holders of the Common Stock is required or a sale or transfer of all or substantially all the assets of the Company; or

          (d) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company; in each case, the Company will mail to the Warrant Holder at least 15 days before the applicable record date a notice stating (i) the record date for the dividend, distribution or rights, or, if there will not be a record date, the date as of which the holders of record of Common Stock who will be entitled to the dividend, distribution or rights will be determined, or (ii) the date on which the reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected the holders of record of Common Stock who will be entitled to receive securities or other property with respect to their Common Stock as a result of the reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up will be determined. Failure to give any notice or any defect in the notice will not affect the validity of the action which should have been the subject of the notice.

     Section III.04. The form of Warrant need not be changed because of any change in the Exercise Price or in the number of Warrant Shares which may be purchased by exercising Warrants and Warrants issued after the change may state the same Exercise Price and the same number of Warrant Shares as are stated in Warrants issued before the change. However, the Company may at any time make any change in the form of Warrant that it deems appropriate to reflect a change in the Exercise Price or in the Warrant Shares which may be purchased by exercising Warrants (provided the change in the form of Warrant does not otherwise affect the substance of the Warrant), and any Warrant issued after the form of Warrant is changed may be in the changed form.

                                   ARTICLE IV

                          Other Provisions Relating to
                            Rights of Warrant Holder

         Section IV.01. The Warrant Holder will not, as such, be entitled to vote, to receive dividends or to have any other of the rights of a shareholder of the Company, except that after this Warrant is exercised in accordance with the terms of this Warrant the persons in whose names the Warrant Shares purchased through exercise of this Warrant are to be issued will be deemed to become the holders of record of those Warrant Shares for all purposes even if certificates representing those Warrant Shares are not issued.

         Section IV.02. (a) The Company will at all times reserve and keep available for issuance upon exercise of this Warrant the number of authorized and unissued shares of Common Stock equal to the maximum number of shares of Common Stock the Company may be required to issue upon exercise of this Warrant.

                  (b) The Company will take all steps which are necessary so that all the shares of Common Stock (or other securities) which the Company may be required to issue on exercise of this Warrant will, upon issuance, be listed on each securities exchange and quoted on each automated quotation system on which the Common Stock is (or those other securities are) listed or quoted.

                  (c) All shares of Common Stock issued on exercise of this Warrant will, when they are issued, be validly issued, fully paid, nonassessable and free of preemptive rights.

         Section IV.03. The Company will not be required to issue any fraction of a share upon exercise of this Warrant. In any case in which the Warrant Holder would, except for the provisions of this Section 4.03, be entitled to receive a fraction of a share upon exercise of this Warrant, the Company shall, upon exercise of this Warrant, issue the maximum number of whole shares it is required to issue and pay an amount in cash calculated by it to be equal to the then current Fair Market Value per share of Common Stock multiplied by such fraction computed to the nearest whole cent.

         Section IV.04. The Company will maintain a Warrant Register in which the name and address of each registered holder of Warrants will be recorded.

         Section IV.05. Notices or other communications to the Warrant Holder shall be in writing and shall be deemed delivered by the Company (i) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) two business days after being sent via a reputable nationwide overnight courier service guaranteeing next day delivery or
(iii) upon confirmation receipt after being sent via facsimile, in each case addressed to the Warrant Holder at the Warrant Holder's last known address shown on the Warrant Register maintained by the Company.

         Section IV.06. Until this Warrant is properly presented for registration of transfer, the Company may treat the Warrant Holder as the absolute owner of this Warrant for all purposes, including for the purpose of determining the persons entitled to exercise this Warrant, despite any notice to the contrary.

                                    ARTICLE V

                              Transfer of Warrants

         Section V.01. At no time will this Warrant be transferred except in a transaction which is registered under the Securities Act or which is exempt from the registration requirements of the Securities Act.

         Section V.02. Upon surrender of this Warrant to the Company at its principal office with the Form of Assignment (or another instrument of assignment) duly executed and accompanied by (i) either evidence that any transfer tax has been paid,  or funds  sufficient  to pay any transfer  tax, and
(ii) evidence reasonably satisfactory to the Company that the proposed assignment will not violate Section 5.01, the Company will, without charge, execute and deliver a new Warrant registered in the name of the assignee named in the Form of Assignment (or other instrument of assignment) and will promptly cancel this Warrant. This Warrant may be divided or combined with other Warrants by surrender of this Warrant and any other Warrants with which it is to be combined at the principal office of the Company together with a written notice, signed by the Warrant Holder, specifying the names and denominations in which new Warrants are to be issued.

         Section V.03. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver a new Warrant relating to the same number of Warrant Shares as this Warrant and the lost, stolen, destroyed or mutilated Warrant will become void. Any new Warrant executed and delivered in accordance with this Section 5.03 will constitute an additional contractual obligation of the Company, and will be valid and enforceable whether or not the Warrant which was believed to have been lost, stolen or destroyed is subsequently presented for exercise.

                                   ARTICLE VI

                  Registration Under the Securities Act of 1933

         Section VI.01. Unless the resale of Warrant Shares is the subject of a registration statement which has become effective under the Securities Act the certificates representing Warrant Shares issued on exercise of this Warrant may bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, EXCEPT (i) PURSUANT TO THE PROVISIONS OF REGULATION S UNDER THAT ACT, (ii) PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR (iii) IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THAT ACT."


                                   ARTICLE VII

                                  Other Matters

         Section VII.01. The provisions of this Warrant will bind, and inure to the benefit of, the Company and its successors and assigns.

         Section VII.02. (a) Any notice or other communication to the Company relating to this Warrant will be deemed given (i) on the day when it is delivered or sent by facsimile transmission (with a confirmation copy sent by mail), (ii) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (iii) two business days after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the Company at the following address (or such other address as may be specified by the Company after the date of this Warrant):

                  PSC Inc.
                  675 Basket Road
                  Webster, New York 14580
                  Attention: William J. Woodard
                  Facsimile No.: (716) 265-6409

                  (b) Any notice or other communication to the Warrant Holder will be deemed given when and as provided in Section 4.05.

         Section VII.03. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

         Section VII.04. The Article and Section headings in this Warrant are for convenience only, are not part of this Warrant and are not intended to affect the meaning or interpretation of any of the terms of this Warrant.

         Section VII.05. The invalidity or unenforceability of any provision of this Warrant shall not affect the validity or enforceability of any other provision of this Warrant.

         IN WITNESS WHEREOF, this Warrant has been executed by the Company on the 10th day of September, 1997.

                                                     PSC INC.


                                                     By /s/ William J. Woodard
                                                         Vice President and CFO
                                                     Name:
                                                     Title:

                               FORM OF ASSIGNMENT

                       (To Be Signed Only Upon Assignment)



         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the attached Warrant to __________________________________ to the extent of the right to purchase _________________ Warrant Shares, and the undersigned appoints ___________________________, with full power of substitution, to transfer that Warrant, with respect to the right to purchase that number of Warrant Shares, on the books of PSC Inc.


Dated:  ___________, _____





                       (Signature must conform to the name of the Warrant Holder
                        specified on the face of the Warrant)

                                SUBSCRIPTION FORM



To:  PSC Inc.

         The undersigned irrevocably elects to purchase ______________ Warrant Shares by exercising the Warrant to which this form is attached and tenders payment of the full Exercise Price with respect to those Warrant Shares. The undersigned requests that the certificates representing the Warrant Shares as to which the Warrant is being exercised be registered as follows:

Name:
Social Security or Employer Identification Number:
Address:
Deliver to:
Address:

                  If the Warrant Shares as to which the Warrant is being exercised are fewer than all the Warrant Shares to which the Warrant relates, please issue a new Warrant for the balance of the Warrant Shares registered in the name of the undersigned and deliver it to the undersigned at the following address:

Address:

Date:                             Signature

                                  (Signature  must  conform to the name of the
                                   Warrant Holder specified on the face of the Warrant)

                                                                    Exhibit 10.1


                      STOCK AND WARRANT PURCHASE AGREEMENT





         This  Agreement,  dated as of September 4, 1997, is entered into by and
among  PSC  Inc.,   a  New  York   corporation   (the   "Company"),   and  Hydra
Investissements S.A., a Luxembourg corporation (the "Purchaser").


         In consideration of the mutual promises and covenants contained in the Agreement, the parties hereto agree as follows:


         1.        1.      Authorization and Sale of Securities.


(A) 1.1  Authorization.  The  Company  has or before the  Closing (as defined in
Section 2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of (i) 110,000 shares of its Series A Convertible Preferred Stock, $0.01 par value per share (the "Series A Preferred"), having the rights, restrictions, privileges and preferences set forth in the Certificate of Amendment of the Restated Certificate of Incorporation attached hereto as Exhibit A (the "Certificate of Amendment") and (ii) warrants to purchase 180,000 shares of common stock (the "Common Stock") of the Company (the "Warrants"), the terms of which are set forth in the Warrant to Purchase Shares of Common Stock of PSC Inc., attached hereto as Exhibit B (the "Warrant Agreement"). The Company has, or before the Closing will have, adopted and filed the Certificate of Amendment with the Secretary of State of the State of New York.


(B) 1.2 Sale of Securities. Subject to the terms and conditions of this Agreement, the Company will sell and issue to the Purchaser and the Purchaser will purchase (i) 110,000 shares of Series A Preferred (the "Shares") [for the purchase price of $100.00 per share] and (ii) Warrants to purchase 180,000 shares of Common Stock of the Company on or before the fourth anniversary of the Closing Date (as defined in Section 2) at an exercise price of $8.00 per share in consideration for an aggregate purchase price of $11.0 million (the "Purchase Price").


(C) 1.3 Use of Proceeds. The Company will use the net proceeds from the sale of the Shares to reduce indebtedness under the revolving credit facility of the Company's credit agreement in the principal amount of approximately $10,000,000 and the balance for general working capital.


         1. 2. Closing. The closing (the "Closing") of the sale and purchase of the Shares and Warrants (collectively, the "Securities") under this Agreement shall take place at the offices of Rogers & Wells, 200 Park Avenue, New York, New York at 10:00 a.m. on September 10, 1997, or at such time, date and place as are mutually agreeable to the Company and the Purchaser. At the Closing (a) the Company shall deliver to the Purchaser (i) a certificate or certificates representing the Shares of Series A Preferred, registered in the name of such Purchaser and (ii) the Warrant Agreement duly executed by the Company and (b) the Purchaser shall pay to the Company the Purchase Price by wire transfer or other method acceptable to the Company. The date of the Closing is hereinafter referred to as the "Closing Date."


         2.3. Representations of the Company. The Company hereby represents and warrants to the Purchaser as follows:


(A) 3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company. The Company has made available to the Purchaser true and complete copies of its Certificate of Incorporation and By-Laws, each as amended to date and presently in effect.


(B) 3.2 Capitalization. The authorized capital stock of the Company (immediately prior to the Closing) consists of (x) 40,000,000 shares of Common Stock, $0.01 par value per share, of which 11,200,000 shares are issued and outstanding, 38,500 shares are held in treasury and 4,736,000 shares are reserved for issuance and (y) 10,000,000 shares of Preferred Shares, $0.01 par value per share, of which 110,000 shares have been designated as Series A Convertible Preferred Shares ("Series A Preferred"), none of which shares are issued or outstanding. The rights, privileges and preferences of the Series A Preferred are as stated in the Certificate of Amendment. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in those SEC Documents related to periods ended on or prior to July 4, 1997, the Company has not authorized, and does not have outstanding, any (i) subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company (other than pursuant to the Company's employee stock option and stock purchase plans), (ii) obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness of assets of the Company, or (iii) obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable Federal and state securities laws.


(C) 3.3 Authorization. The shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants, have been duly authorized by all necessary corporate action on the part of the Company and have been reserved and set aside for such purpose, and when so issued, sold and delivered in accordance with the terms hereof for the consideration herein, will be duly and validly issued, fully paid and nonassessable.


(D) 3.4 Authority for Agreements. The execution, delivery and performance by the Company of this Agreement, the Investor Rights Agreement (as defined in Section 5.5) and the Warrant Agreement (collectively, the "Transaction Documents") and the consummation by the Company of the transactions contemplated hereby and thereby, are (i) within the Company's corporate power and authority, (ii) legal, valid and binding obligations of the Company, (iii) duly authorized by all necessary Company corporate action and (iv) enforceable against the Company in accordance with their respective terms subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.


(E) 3.5 Consents and Approvals. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any corporation, person or firm or any public, governmental or judicial authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Securities, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except for filing, if any, required pursuant to applicable state securities or blue sky laws, which filings will be made within the required statutory or regulatory periods, the filing of the Certificate of Amendment with the Secretary of State of the State of New York, which filing will be made on or prior to the Closing and except for such consent, approval or filing the failure to so obtain would not have a material adverse effect on the business, results of operations or financial conditions of the Company or those which will be obtained prior to Closing. Based on the representations made by the Purchaser in Section 4 of this Agreement, the offer and sale of the Shares to the Purchaser will be in compliance with applicable Federal and state securities laws.


(F) 3.6 Litigation. Except as disclosed in the SEC Documents related to periods ended on or prior to July 4, 1997, there is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the Company's knowledge, any threat thereof, against the Company, which questions the validity of any of the Transaction Documents or the right of the Company to enter into any of them, or which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company, nor is there any litigation pending, or, to the Company's knowledge, any threat thereof, against the Company by reason of the proposed activities of the Company contemplated under any of the Transaction Documents.


(G) 3.7 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Certificate of Incorporation or By-Laws or of any material instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound and has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby and its NASDAQ National Market listing is in full force and effect. Except as set forth in the SEC Documents related to periods ended on or prior to July 4, 1997, there is no term or provision of any material mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or any provision of any state or Federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company which materially adversely affects the business, assets or condition, financial or otherwise, of the Company. The execution and delivery of the Transaction Documents and any other document to be delivered in accordance therewith, and the consummation of the transactions contemplated hereby and thereby will not violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, the Certificate of Incorporation or By-Laws of the Company, any agreement or instrument to which the Company is a party or by which it is bound, including but not limited to any bank agreements or other agreements evidencing indebtedness to which the Company is a party, any law, or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over the Company or any of its Subsidiaries. No consent, approval or waiver is required to be obtained by the Company in connection with its execution of this Agreement in order not to be in violation of any agreements to which it is a party except for such consent, approval or waiver that will be obtained prior to the Closing.


(H) 3.8 SEC Filings. Since January 1, 1994, the Company has filed with the Securities and Exchange Commission (the "SEC") correct copies of all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of their filing, collectively, the "SEC Documents"). The SEC Documents, including without limitation any financial statements or schedules therein, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements and the applicable rules and regulations of the SEC with respect thereto. Except as publicly disclosed by the Company, the financial statements (including the notes thereto) included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of the unaudited statements, as permitted by the requirements of Form 10-Q) and fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the financial position of the Company and its consolidated
Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows.


(I) 3.9 Absence of Certain Changes. Except as disclosed by the Company in the SEC Documents related to periods ended on or prior to July 4, 1997, since July 4, 1997 there have been no events, changes or effects with respect to the Company and its Subsidiaries having, or which are reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries taken as a whole.


(J) 3.10 Registration and Other Rights.  Except as provided for in Sections 1.2,
1.3 and 1.4 of the Investor Rights Agreement and as set forth in the SEC Documents related to periods ended on or prior to July 4, 1997, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. The Company has not issued any equity securities which entitle the holders thereof to rights, or entered into any agreements with third parties which would entitle such third parties to rights, which would be more favorable than the rights granted to the Purchaser hereunder or the rights, privileges and preferences of the Series A Preferred, including registration rights.


(K) 3.11 Disclosures. Neither this Agreement nor any Exhibit or Schedule hereto, nor any certificate furnished to any of the Purchasers pursuant to this Agreement at Closing, when read together with the SEC Documents related to periods ended on or prior to July 4, 1997, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.


(L) 3.12 No Directed Selling Efforts. Neither the Company, nor any affiliate of the Company, nor any person acting on its or their behalf, has offered or sold the Securities by means of any (i) general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (ii) directed selling efforts within the meaning of Rule 903 under Regulation S of the Securities Act ("Regulation S"), and the Company has complied and will comply with the offering restriction requirements of such Rule 903.


         1.4. Representations and Certain Covenants of the Purchaser. The Purchaser represents and warrants to the Company as follows:


(A) 4.1 Authority. The execution, delivery and performance by the Purchaser of this Agreement and the Investor Rights Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby, are (i) within the Purchaser's power and authority, (ii) legal, valid and binding obligations of the Purchaser, (iii) duly authorized by all necessary Purchaser corporate action and (iv) enforceable against the Purchaser in accordance with their respective terms subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.


(B) 4.2 No Directed Selling Efforts. Neither the Purchaser, nor any affiliate of the Purchaser, nor any person acting on its or their behalf, has engaged in any
(i) general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (ii) directed selling efforts within the meaning of Rule 903 under Regulation S and the Purchaser has complied and will comply with the offering restrictions of such Rule 903.


(C) 4.3 Offshore Transactions. The Purchaser, at the time the buy order for the Securities originated, was outside the United States and was not a U.S. person (and was not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S.


(D) 4.4 Sale or Transfer of Securities. The Purchaser agrees and understands that the Securities have not been registered under the Securities Act or any other applicable securities law and the Securities (including the Common Stock issuable upon exercise of the Warrants and conversion of the Shares) may not be sold, transferred, or otherwise disposed of except in accordance with the provisions of Rule 903 or Rule 904 of the Securities Act, pursuant to registration of the Securities (including the Common Stock issuable upon exercise of the Warrants and conversion of the Shares) under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.


(E) 4.5 No Sales within U.S. or to U.S. Person. The Purchaser agrees and acknowledges that until the expiration of the "40(C)day restricted period" within the meaning of Rule 903(c)(2) of Regulation S, any offer or sale of the Securities (including the Common Stock issuable upon exercise of the Warrants and conversion of the Shares) shall not be made within the United States within the meaning of Regulation S of the Securities Act or to a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902(o) of Regulation S.


(F) 4.6 Hedging Transactions. The Purchaser represents and agrees that as of the date of purchase of the Securities (including the Common Stock issuable upon exercise of the Warrants and conversion of the Shares), it has not created and does not have a short position in the Securities (including the Common Stock issuable upon exercise of the Warrants and conversion of the Shares) or a long position in any offsetting option or derivative security and that for the duration of the "40(C)day restricted period" within the meaning of Rule 903(c)(2) of Regulation S, it will not effect any equity swap, short sale or other hading transaction in respect of the Securities (including the Common Stock issuable upon exercise of the Warrants and conversion of the Shares).


(G) 4.7 Reliance by Company.  The Purchaser  acknowledges  that the Company will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that, if any of the acknowledgements, representations and agreements are no longer accurate, it shall promptly notify the Company.


(H) 4.8 Control of the Purchaser. The Purchaser is controlled by the Volta Family (as defined in Section 4(b) of the Certificate of Amendment).


(I) 4.9 Financing. The Purchaser has the necessary financing to consummate the transactions contemplated herein.


(J) 4.10 Access to Information. The Purchaser has been furnished access to the SEC Documents, the pro forma financial statements of the Company for fiscal years 1994, 1995 and 1996 and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning matters deemed relevant by the Purchaser.

     1.5. Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to purchase the Securities at the Closing is subject to the fulfillment, or the waiver by the Purchaser, of each of the following conditions on or before the closing:

(A) 5.1 Accuracy of Representations and Warranties. Each representation and warranty contained Section 3 shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.


(B) 5.2 Performance. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.


(C) 5.3 Opinion of Counsel. The Purchaser shall have received an opinion from Ropes & Gray and Boylan, Brown, Code, Fowler, Vigdor & Wilson LLP, counsel for the Company, dated the Closing Date addressed to, and satisfactory in form and substance to, the Purchaser, to the effect that:


                  (a) (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has corporate power and authority to conduct its business as presently conducted and to enter into and perform the Transaction Documents and to carry out the transactions contemplated by the Transaction Documents.


                  (b) (b) Except for changes contemplated by this Agreement, the authorized capital stock of the Company is as described in Section 3.2 of this Agreement and, to such counsel's knowledge, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. The rights, preferences and privileges of, and restrictions on, the Series A Preferred are as stated in the Certificate of Amendment.


                  (c) (c) The Shares, and the shares of Common Stock issuable upon conversion of the Shares or upon exercise of the Warrants, have been duly authorized and reserved for issuance by all necessary corporation action on the part of the Company; and the Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants, when issued upon such conversion or such exercise, will be duly and validly issued, fully paid and nonassessable.


                  (d) (d) The execution, delivery and performance by the Company of the Transaction Documents have been duly authorized by all necessary corporate action and the Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution and delivery of the Transaction Documents and the offer, issue and sale of the Shares hereunder will not conflict with, or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws of the Company, or any agreement or instrument to which the Company is a party or by which it is bound, any law or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over the Company and known to such counsel.


                  (e) (e) Except as obtained and in effect at the Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration, or filing with, any governmental authority (other than filings required to be made after the Closing under applicable Federal and state securities laws) is required on the part of the Company in connection with the execution and delivery of this Agreement, or the offer, issue, sale and delivery of the Shares, or the other transactions to be consummated at the Closing pursuant to this Agreement.


                  (f) (f)  Based  on the  representations  of the  Purchaser  in
Section 4, the offer, issuance and sale of the Securities pursuant to this Agreement are exempt from registration under the Securities Act pursuant to Regulation S under the Securities Act.


(A) 5.4 Certificate of Amendment. On or prior to the Closing, the Certificate of Amendment shall have been duly authorized and filed with the Secretary of State of the State of New York.


(B) 5.5 Investor Rights Agreement. The Registration and Investor Rights Agreement attached hereto as Exhibit C (the "Investor Rights Agreement") shall have been executed and delivered by the Company and the Purchaser.


(C) 5.6 Warrant Agreement. On or prior to the closing, the Company will execute and deliver to the Purchaser the Warrant Agreement.


(D) 5.7 NASDAQ and Other Compliance. The Company shall have, in the reasonable satisfaction of the Purchaser, obtained all waivers and consents, whether from governmental authorities, third parties or otherwise, necessary to remain in compliance with its NASDAQ National Market listing and all of its existing bank agreements and other agreements evidencing indebtedness to which the Company is a party.


(E) 5.8  Certificates  and  Documents.  The Company shall have  delivered to the
Purchaser:


                  (a) (a) The Certificate of Incorporation of the Company, as amended and in effect as of the Closing Date (including the Certificate of Amendment), certified by the Secretary of State of the State of New York;


                  (b) (b) A certificate, as of the most recent practicable dates, as to the corporate good standing of the Company issued by the Secretary of State of the State of New York;

     (c) (c) By-laws of the Company, certified by its Secretary or Assistant Secretary as of the Closing Date; and
                  (d) (d) Resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.


(A) 5.9 Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, executed by an officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2 and 5.4 of this Agreement.


(B) 5.10 Board of Directors. The member of the Board of Directors to which the Purchaser is entitled pursuant to Section 4(b) of the Certificate of Amendment shall have been elected.


(C) 5.11 Expense Reimbursement. The Company shall have paid the Purchaser $30,000 to contribute towards the legal expenses of Rogers & Wells.


     1. 6. Condition to the Obligations of the Company. The obligations of the Company under Section 1.2 of this Agreement are subject to fulfillment, or the waiver, of the following conditions on or before the Closing:

(A) 6.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.


(B) 6.2 Compliance with Securities Laws. The Company shall be satisfied that the offer and sale to the Purchaser shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws.


(C) 6.3 Investor Rights Agreement. The Investor Rights Agreement shall have been executed and delivered by the Purchaser.


(D) 6.4 Purchase Price. The Company shall have received the Purchase Price from the Purchaser.


(E) 6.5  Compliance  Certificate.  The  Purchaser  shall have  delivered  to the
Company a certificate, executed by an officer of the Purchaser, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2 of this Agreement.


(F) 6.6 Lenders' Consents. The Company shall have received from its senior and subordinated lenders the consent, to the extent required under the Company's loan agreements with such lenders, to enter into, and perform pursuant to, the Transaction Documents.


(G) 6.7 Opinion of Counsel. The Company shall have received opinions from Rogers & Wells, U.S. counsel to the Purchaser, and from Luxembourg counsel of the Purchaser (as indicated below), dated the Closing Date, addressed to and satisfactory in form and substance to, the Company, to the effect that:


                  (a)       (a)     (Luxembourg counsel).

     (A) (i) The Purchaser is a corporation duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg and has corporate power and authority to conduct, enter into and perform the Transaction Documents and to carry out the transactions contemplated by the Transaction Documents.

     (B) (ii) The execution and delivery of the Stock and Warrant Purchase Agreement and the Registration and Investor Rights Agreement will not conflict with, or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws of the Purchaser, or any agreement or instrument to which the Purchaser is a party or by which it is bound, any law or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over the Purchaser and known to such counsel.
     (C) (iii) Except as obtained and in effect at the Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration, or filing with, any governmental authority is required on the part of the Purchaser in connection with the execution and delivery of this Agreement, or the offer, issue, sale and delivery of the Shares, or the other transactions to be consummated at the Closing pursuant to this Agreement.
                  (a) (b) (Rogers & Wells). Assuming the due authorization, execution and delivery by the Purchaser under the laws of the Grand Duchy of Luxembourg, the Stock and Warrant Purchase Agreement and the Registration and Investor Rights Agreement constitute the valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.


         1.7.      Covenants.


(A) 7.1     Covenants of the Company.


                  (a) (a) So long as the Purchaser or any other holder shall hold at least 27,500 shares of Series A Preferred, the Purchaser or such other holder, or any authorized representative thereof shall be permitted by the Company to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice as often as may be reasonably requested and to reasonably request information from the Company; provided, however, that the Company shall not be required to provide any information which is reasonably considered by the Company's Board of Directors (excluding for purposes hereof the director and observer representing the Purchaser), acting with the advice of counsel, to be competitively sensitive to any business owned or controlled by, or affiliated with the Purchaser, including without limitation, Datalogic S.p.A.


                  (b)  (b)  So  long  as  there  is  any   Series  A   Preferred
outstanding, the Company shall deliver to all holders thereof:

     (i) (i) within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles;

     (ii) (ii) within 45 days after the end of each fiscal quarter (except the fourth quarter) of the Company, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

     (iii) (iii) with reasonable promptness, copies of all of the Company's filings with the SEC and such other notices, information and data with respect to the Company as the Company generally makes available to the holders of its Common Stock; and

     (iv) (iv) with reasonable promptness, all publicly available financial and news information produced by the Company.

      (a) The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clause (ii) of paragraph (b) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby subject, in the case of the unaudited interim financials, to the absence of notes thereto and normal year-end adjustments.


                  (b)  (c)  So  long  as  there  is  any   Series  A   Preferred
outstanding, the Company shall deliver to all members of the Board of Directors and all observers:


                           (i)     (i)    all management letters of accountants;


                           (ii) (ii) prior to the end of each  fiscal  year,  an
annual budget for the next succeeding fiscal year;

                           (iii)(iii) notification of all defaults under material agreements;


                           (iv)(iv)   notification of material litigation; and


                           (v) (v) copies of all of the  Company's  filings with
the SEC, if any.


                  (a) (d) So long as there is any Series A Preferred outstanding, the Company will not issue any securities to, or enter into any agreements with, third parties other than the Purchaser which would entitle such third parties to rights which would be more favorable than the rights granted to the Purchaser hereunder or the rights, privileges and preferences of the Series A Preferred.


(A) 7.2 Standstill. Until the earlier of (x) January 1, 1999 and (y) the occurrence of a Change of Control Event (as defined in the Investor Rights Agreement), the Purchaser hereby agrees that it will not, and will not permit any of its Affiliates (as defined in Rule 12b(C)2 under the Exchange Act) to, directly or indirectly in conjunction with or through any Associate (as defined in 12b(C)2 under the Exchange Act) or any other person without the prior written consent of the Company's Board of Directors specifically expressed in a resolution adopted by a majority of its directors:


                  (a) (a) Acquire, directly or indirectly, by purchase or otherwise, any securities of the Company entitled to vote generally for the election of directors ("Voting Securities") or any securities convertible into or carrying any right to acquire Voting Securities ("Contingent Voting Securities"), except as provided in Section 2.3 of the Investor Rights Agreement;


                  (b) (b) Solicit proxies with respect to Voting Securities or Contingent Voting Securities under any circumstances, or become a "participant" in any "election contest" relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange
Act);


                  (c) (c) Initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals at any time, or induce or attempt to induce any other person to initiate any stockholder proposal;


                  (d) (d) Deposit any Voting Securities in a voting trust or subject any Voting Securities to a voting agreement or other agreement or arrangement with respect to the voting of such Voting Securities (other than as contemplated by the terms of the Series A Preferred);


                  (e) (e) Form, join or in any way participate in any "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any Voting Securities or Contingent Voting Securities; or


                  (f) (f) Take any action to acquire control of the Company.

(A) 7.3 No Solicit. Until the earlier of Closing or the termination of this Agreement, the Company agrees not to, without the Purchaser's consent, directly or indirectly, initiate, solicit or accept any offer or inquiry from any other person or entity to engage in or reach an agreement with respect to any transaction similar to or the same as the one discussed herein or any merger, consolidation or combination in which the Company is a party or, in which the Company sells all or substantially all of its assets.


(B) 7.4 Director. The Company agrees to cause the member of the Board of Directors to which the Purchaser is entitled pursuant to Section 4(b) of the Certificate of Amendment to be elected, at the meeting of shareholders held in 1998 for such purpose, to the class of directors which expires in the year 2001.


         1.8.      Transfer of Shares.


(A)       8.1     Requirements for Transfer.


                  (a) (a) The Securities, including the Common Stock issuable upon exercise of the Warrants and conversion of the Shares, shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) if requested by the Company, the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.


                  (b) (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer made in accordance with Rule 144 or 144A under the Securities Act.


(A) 8.2 Legend. It is understood that the certificates representing the Securities, including the Common Stock issuable upon exercise of the Warrants and conversion of the Shares, shall bear a legend substantially in the following form:


                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT (i) PURSUANT TO THE PROVISIONS OF REGULATION S UNDER THAT ACT, (ii) PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR (iii) IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THAT ACT."


                  (a) The foregoing legend shall be removed from the certificates representing any Securities, including the Common Stock issuable upon exercise of the Warrants and conversion of the Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to
Section 4(1) of, or Rule 144 or Rule 144A under, the Securities Act.


         (A)9.      Miscellaneous.


(B)       9.1     Indemnification by the Company.


                  (a) (a) The Company will indemnify, hold harmless and exonerate the Purchaser, any person who controls the Purchaser (within the meaning of Section 15 of the Securities Act), and any of their officers, directors, employees and agents (each, an "indemnified party") from and against any and all claims, actions, suits, losses, damages, liabilities and expenses (or actions in respect thereof), including, without limitation, reasonable attorneys' fees and disbursements ("Losses"), incurred by any of the indemnified parties as a result of or relating to (i) any breach by the Company of its representations and warranties hereunder or (ii) any failure by the Company to comply with any of its covenants hereunder.

                  (b) (b) Each indemnified party shall give notice to the Company promptly after such indemnified party receives actual knowledge of any Losses. The indemnified party shall permit the Company (at its expense) to assume any claim or litigation resulting therefrom; provided that counsel for the Company, who shall conduct the defense of such claim or litigation, shall be reasonably acceptable to the indemnified party, and the indemnified party may participate in such defense at its own expense; and provided, further, that the failure by any indemnified party to give notice as provided in this paragraph
(b) shall not relieve the Company of its obligations under this Section 9.1, except to the extent the Company is materially prejudiced by such failure.

                  (c) (c) Notwithstanding the foregoing provisions, the amount for which the Company shall be liable under this Section 9.1 shall be limited to a maximum aggregate amount of $11,000,000. No amounts of indemnity shall be payable as a result of any claim arising under this Section 9.1 unless and until the indemnified parties have suffered, incurred, sustained or become subject to losses in excess of $10,000 in the aggregate, in which event the indemnified party shall be entitled to indemnity for the full amount of such Losses.


(A) 9.2 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement, and the rights and obligations of the Purchaser hereunder, may not be assigned by the Purchaser.


(B) 9.3 Confidentiality. The Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which the Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to the Purchaser pursuant to this Agreement or otherwise unless such information is known, or until such information becomes known, to the public without breach of the provisions of this Section; provided, however, that the Purchaser may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its investment in the Company so long as they agree to be bound by the provisions of this Section, (ii) with the prior written consent of the Company which consent shall not be unreasonably withheld, to any prospective purchaser of any Shares from the Purchaser as long as such prospective purchaser agrees to be bound by the provisions of this Section or (iii) to the shareholders of the Purchaser and any company controlled by the shareholders of the Purchaser in accordance with the terms of this Section and to the fullest extent such parties are bound by existing confidentiality agreements with the Company.


(C) 9.4 Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby and shall continue until their applicable statute of limitations.


(D) 9.5 Termination. This Agreement may only be terminated by mutual agreement of the parties.


(E) 9.6 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) two business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (iii) upon confirmation receipt after being sent via facsimile, in each case to the intended recipient as set forth below:

         If to the Company:         PSC Inc.
                                    675 Basket Road
                                    Webster, New York 14580
                                    Fax No: (716) 265-6409
                                    Attn:  William J. Woodard

         If to a Purchaser:         Hydra Investissements S.A.
                                    c/o Hydra S.p.A.
                                    Via Massimo d'Azeglio 57
                                    40123 Bologna, Italy
                                    Fax No: 39-51 580 632


         (A) Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but such notice, request, consent or other communication shall not be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.


(B) 9.7 Brokers. Other than the fee to Lehman Brothers Inc. which is an obligation of the Company, each of the Company and the Purchaser (i) represents and warrants to the other that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.


(C) 9.8 Entire Agreement. This Agreement (including its Exhibits and Schedules) and the agreements contemplated hereby constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.


(D) 9.9 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least a majority of the shares of Common Stock issued or issuable upon conversion of the Shares sold hereby. Any amendment or waiver effected in accordance with this Section 9.9 shall be binding upon each holder of any Shares (including shares of Common Stock into which such Shares have been converted), each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.


(E) 9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.


(F) 9.11 Section Headings. The section headings in this Agreement are for convenience only, are not part of this Agreement and are not intended to affect the meaning or interpretation of any of the terms of this Agreement of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.


(G) 9.12 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.


(H) 9.13 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).


(I) 9.14  Consent to  Jurisdiction.  The  Purchase  (for the sole purpose of the
enforcement   of  Sections  1  and  2  of  this   Agreement   in  the  event  of
non-performance by the Purchaser thereunder) and the Company:


                  (a) (1) Irrevocably submits to the exclusive jurisdiction of the state courts of New York, to the exclusive jurisdiction of the United States District Court for the Southern District of New York District and to the exclusive jurisdiction of the United States District Court for the Western District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Transaction Document, or the subject matter hereof or thereof.


                  (b) (2) Waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement, or any other Transaction Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

The Purchaser (for the sole purpose of the enforcement of Sections 1 and 2 of this Agreement in the event of non-performance by the Purchaser thereunder) and the Company, consents to service of process in any such proceeding in any manner at the time permitted by the laws of the State of New York and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 9.6 is reasonably calculated to give actual notice.

(A) 9.15 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.


         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the date first above written.


                                                     COMPANY:

                                                     PSC INC.




                           By:/s/  Robert C. Strandberg
                           Name: Robert C. Strandberg
                           Title:   CEO, President

                           PURCHASER:
                           HYDRA INVESTISSEMENTS S.A..



                           By:/s/ Serge Thill        /s/ Toby Herkrath
                           Name: Serge Thill           T. Herkrath
                           Title:   Administrateur     Administrateur

                                                                    Exhibit 10.2

                   REGISTRATION AND INVESTOR RIGHTS AGREEMENT

                                    PSC INC.

                               September 10, 1997

                                TABLE OF CONTENTS

                                                                            Page
     1.0 REGISTRATION RIGHTS.................................................  1

         1.1      Definitions............................... ................  1
                  -----------
         1.2      Demand Registration.................... ...................  2
                  -------------------
         1.3      Piggyback Registration.....................................  3
                  ----------------------
         1.4      Obligations of the Company.............. ..................  4
                  --------------------------
         1.5      Obligations of the Investor................................  5
                  ---------------------------
         1.6      Expenses of Registrations..................................  5
                  -------------------------
         1.7      Underwriting Requirements..................................  5
                  -------------------------
         1.8      Withdrawal Rights And Reallocation.......  ................  6

         1.9      Indemnification................................. ..........  6

         1.10     Reports Under the Exchange Act.............................  8
                  ------------------------------
         1.11     Assignment of Registration Rights..........................  9
                  ---------------------------------
         1.12     "Market Stand-Off" Agreement...............................  9
                   ---------------------------
         1.13     Most Favored Status........................................  9
                  -------------------

2.0      COVENANTS OF THE COMPANY............................................ 10
         ------------------------
         2.1      Financial Statements and Other Information................. 10
                  ------------------------------------------
         2.2      Additional Information Rights.............................. 11
                  -----------------------------
         2.3      Right of First Refusal..................................... 11
                  ----------------------
         2.4      Appointment of Observer to the Board of Directors.......... 12
                  -------------------------------------------------
         3.1      Governing Law.............................................. 13
                  -------------
         3.2      Successors and Assigns..................................... 13
                  ----------------------
         3.3      Entire Agreement........................................... 13
                  ----------------
         3.4      Severability............................................... 13
                  ------------
         3.5      Amendment and Waiver....................................... 13
                  --------------------
         3.6      Delays or Omissions........................................ 13
                  -------------------
         3.7      Notices, etc............................................... 13
                  -------------
         3.8      Titles and Subtitles....................................... 14
                  --------------------
         3.9      Counterparts........................................ ...... 14
                  ------------

                   REGISTRATION AND INVESTOR RIGHTS AGREEMENT


         This Registration and Investor Rights Agreement is entered into as of September 10, 1997, by and between PSC Inc., a New York corporation (the
"Company") and Hydra Investissements S.A., a Luxembourg corporation (the "Investor").

         WHEREAS, the Investor is purchasing from the Company, and the Company is selling to the Investor, shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred") and Warrants (the "Warrants") to purchase shares of the Company's Common Stock (the "Common Stock") pursuant to the terms and conditions set forth in that certain Stock and Warrant Purchase Agreement dated as of the date hereof (the "Stock and Warrant Purchase Agreement"); and

         WHEREAS, in order to induce the Investor to invest funds in the Company pursuant to the Stock and Warrant Purchase Agreement, the Company hereby agrees to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises, covenants, and conditions set forth herein, the parties agree as follows:

 .  The parties covenant and agree as follows:ION RIGHTS

 .  For purposes of this Section 1.0:Definitions

                  (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document.

                  (b) The term "Registrable Securities" means (i) the Common Stock issued or issuable upon conversion of the Series A Preferred; (ii) the Common Stock issued or issuable upon exercise of the Warrants; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, the Series A Preferred or the Warrants each until the date of registration or the date such Common Stock is distributed to the public pursuant to Rule 144 of the Securities Act.

                  (c) The number of shares of "Registrable Securities then outstanding" shall be equal to the sum of (i) the number of shares of Common Stock outstanding that are Registrable Securities and (ii) the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are exercisable or convertible into Registrable Securities.

                  (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any transferee or assignee thereof in accordance with Section 1.11 hereof.

                  (e) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC") that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (f) The term "Change of Control Event" shall mean the earlier to occur of: (i) an announcement by any person of an acquisition of the Company's securities or other transaction which will require the filing with the SEC of a Schedule 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to beneficial ownership of the Company (other than by a financial entity or other similar institutional investor holding securities of the Company for investment purposes that is eligible to file a Schedule 13G under the Exchange Act with respect to such acquisition in accordance with Rule 13d-1(b)(1) of the Exchange Act) in which Item 4 thereof will indicate a plan or proposal under subsections (a)-(j) thereof with respect to either (x) the acquisition of 30% of the Company's voting securities (other than securities issued in a public offering made by the Company), (y) a change of one-third of the incumbent Board of Directors without prior approval of the incumbent members of the Board of Directors or (z) the merger or consolidation of the Company with another entity where the shareholders of the Company would not, immediately after the merger or consolidation, own at least 50% of the voting securities of the entity issuing the cash or securities in the merger or consolidation, or the sale of substantially all of the assets of the Company; (ii) the determination of the Board of Directors of the Company to enter into negotiations concerning a plan of merger or other business combination for which the director representing the Holders of Series A Preferred has voted against (it being understood that a director has the ability to call for a vote on a matter presented); (iii) the average closing price per share of the Common Stock being $6.25 or lower for a consecutive 10 trading-day period; (iv) any entity acquiring more than 14.9% of the Company's outstanding Common Stock or other securities of the Company convertible into or exercisable or otherwise exchangeable for 14.9% of the Company's Common Stock or (v) the Common Stock not being listed or quoted, as applicable, on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

        1.2      Demand Registration.2     Demand Registration

                  (a) At any time after the date hereof, the Investor may request, in writing, that the Company effect a registration on Form S-3 with respect to any Registrable Securities held by it having an aggregate offering price of at least $1,000,000 (based on the then current market price or fair value), upon which request the Company shall file as soon as practicable, and in any event shall use its best efforts to cause to be declared effective within ninety (90) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities that the Investor requests to be registered.

                  (b) If, at any time after the date hereof, (i) a Schedule 13D under the Exchange Act is filed with the SEC with respect to the beneficial ownership of more than 10% of the voting power of the Company (other than by a financial entity or other similar institutional investor holding securities of the Company for investment purposes) or (ii) a Change of Control Event occurs (other than a Change of Control Event under clause (v) of such definition), any Holder of Series A Preferred may request, in writing, that the Company effect a registration on Form S-3 with respect to any Registrable Securities held by it, upon which request the Company shall file as soon as practicable, and in any event shall use its best efforts to cause to be declared effective within one hundred twenty (120) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities that the Investor requests to be registered; provided that, this provision shall no longer apply in the event that (x) the Investor holds less than 10,000 shares of Series A Preferred or (y) a Change of Control (as defined in Section 4(b) of the Certificate of Amendment) occurs.

                  (c) If the Investor initiating the registration intends to distribute the Registrable Securities by means of an underwriting, it shall so advise the Company in its request. The underwriter or underwriters will be selected by the Investor and shall be reasonably acceptable to the Company. If the underwriter or underwriters has not limited the number of shares to be underwritten in the registration requested by the Investor, then the Company may include securities for its own account or the account of others in such registration if the underwriter or underwriters so agree and if the number of shares of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited, and, in the reasonable belief of such underwriters, if the per share sales price for the shares of Common Stock will not thereby be materially and adversely affected. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

                  (d) The Company  shall not be required to effect more than two
(2) registrations pursuant to paragraph (a) above in any fiscal year of the Company or more than one (1) registration pursuant to paragraph (b) above (counting for purposes of this paragraph only registrations that have been declared or ordered effective and pursuant to which Registrable Securities held by Investor have been sold and registrations that have been withdrawn by the Investor as to which the Investor has not elected to bear the expenses of such registration).

                  (e) Notwithstanding the foregoing, if the Company shall furnish to the Investor a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and that it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of the Investor; provided, however, that the Company may defer its obligations for this reason only once in any twelve-month period.

 If (but without any obligation to do so) the Company proposes to register any of its Common Stock or other securities under the Securities Act in connection with a public offering of such securities, the Company shall, at such time, promptly give the Investor written notice of such registration. Upon the written request of the Investor given within twenty (20) days after the Investor's receipt of such notice, the Company shall, subject to the provisions of Section 1.7, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that the Investor has requested to be registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying such registration.

 Whenever required pursuant to this Section 1 to effect the registration of any Registrable Securities, the Company shall perform the following obligations as expeditiously as reasonably possible:

                  (a) The Company shall prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Investor, to keep such registration statement effective, in the case of a registration statement filed pursuant to Section 1.2(b) above, for up to one hundred twenty (120) days, and in the case of a registration statement filed pursuant to Section 1.2(a) above, for up to ninety (90) days.

                  (b) The Company shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the period of its effectiveness.

                  (c) The Company shall furnish to the Investor such numbers of copies of the prospectus, including a prospectus subject to completion, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

                  (d) The Company shall use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already qualified to do business or subject to service in such states or jurisdictions or subject itself to taxation in any jurisdiction where the Company is not already subject to taxation;

                  (e) In the event of any underwritten public offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) The Company shall notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall prepare an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

                  (g) The Company shall notify the Holders of the Registrable Securities promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

                  (h) The Company shall advise the Holders of the Registrable Securities, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement, or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                  (i) Notwithstanding the foregoing, the Company shall have no obligation with respect to any registration requested pursuant to subsection 1.2(a) if the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a).

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of the Investor that the Investor furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of Investors's Registrable Securities.

     The Company shall bear and pay, in addition to its own expenses, all expenses incurred by the Holders in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2 and 1.3 (which right may be assigned as provided in
Section 1.11), including (without limitation) all registration, filing, and qualification fees, reasonable fees and disbursements of counsel to the Holders and printers' and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities.
        1.7      Underwriting Requirements.7        Underwriting Requirements

                  (a) In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Investor's securities in such underwriting unless it accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in good faith as provided below will not, due to marketing factors, jeopardize the success of the offering by the Company.

                  (b) If the total amount of securities, including Registrable Securities, requested by stockholders pursuant to Section 1.3 to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine and advise the Company in writing that, in their good faith opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the Registration Statement concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Holders and any other selling stockholder entitled to request registration (collectively, the "Selling Stockholders") requesting inclusion in such registration according to the total amount of securities entitled to be included therein owned by each such Selling Stockholder on a pro rata basis), it being understood and agreed that in an offering initiated by the Company, securities of the Selling Stockholders must be excluded, to the extent required by the underwriters, from the offering prior to the exclusion of any securities of the Company therefrom.

      If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriters. If the Holder's shares are withdrawn from registration, or if the number of shares of Registrable Securities was previously reduced due to marketing factors, the Company shall offer to all persons retaining the right to include securities in the registration the right to include additional securities in the registration, with such shares being allocated on a pro rata basis among the Holders of Registrable Securities.

     In the event any Registrable Securities are included in a registration statement under this Section 1: (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, the officers, directors and shareholders of the Investor, any underwriter (as defined in the Securities Act) for the Investor and each person, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each of which is referred to herein as a "Violation"):

     (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any prospectus subject to completion or final prospectus contained therein or any amendments or supplements thereto;

     (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

     (iii) any Violation or alleged Violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, and the Company will reimburse each such Holder, officer, director or general partner, underwriter or controlling person for any legal or other expenses reasonably incurred by them, on an as-incurred basis, in connection with investigating or defending any such loss, claim, damage, liability, or action.
         Notwithstanding the foregoing, the indemnity provisions contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that results from reliance upon written information furnished expressly for use in connection with such registration by any such Holder, officer, director, general partner, underwriter or controlling person, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon any such untrue statement or omission or alleged untrue statement or omission based upon information made in any Preliminary Prospectus if a copy of the Prospectus (as amended or supplemented) was not sent or given by or on behalf of the Holder to the person asserting any such loss, claim, damage or liability or obtaining such judgment at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act, and the Prospectus (as so amended or supplemented) would have corrected such untrue statement or omission; provided, however, that the Company shall have furnished copies of such Prospectus (as so amended or supplemented) to the Holder in compliance with Section 1.4(c) hereof.

                  (b) To the extent permitted by law, the Investor shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any Holder selling securities in such registration statement or any of its directors, officers or general partners or each person, if any, who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company (or any director, officer, controlling person), or underwriter (or controlling person), or Holder (or director, officer, general partner or controlling person thereof) may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or action in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation results from reliance upon written information furnished by the Investor expressly for use in connection with such registration.

         The Investor will reimburse any legal or other expenses reasonably incurred, on an as-incurred basis, by the Company (or any director, officer, controlling person), underwriter (or controlling person) or Holder (or any director, officer, general partner, or controlling person thereof) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Investor, which consent shall not be unreasonably withheld.

         Notwithstanding the foregoing, the liability of the Investor under this
Section 1.9(b) shall be limited to an amount equal to the price of the shares sold by the Investor, unless such liability arises out of or is based on willful misconduct of the Investor.

                  (c) Within a reasonable time after receipt by an indemnified party of notice of the commencement of any action (including any governmental action) under this Section 1.9, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof. Such indemnifying party shall have the right to assume the defense of such action and, subject to the consent of the indemnified party, which consent shall not be unreasonably withheld, the indemnifying party shall have the right to enter into settlement of such action, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense of such action with counsel mutually satisfactory to the parties; provided, however, that the indemnified party shall cooperate with the indemnifying party, and that if representation of an indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, such indemnified party shall have the right to retain its own counsel, with the reasonable fees and reasonable expenses to be paid by the indemnifying party.

         The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if such failure is prejudicial to the indemnifying party, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 1.9 to the extent such party is prejudiced. However, the omission of the indemnified party to deliver such written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                  (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability, or action referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

 . With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees:

                  (a) to make and keep public information available, as those terms are defined under SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                  (b) to file with the SEC all reports and other documents required of the Company under the Securities Act and the Exchange Act in a timely manner; and

                  (c) to furnish to the Investor, so long as the Investor owns Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the Company's most recent annual or quarterly report and (iii) such other information as may be reasonably requested by the Investor in order to avail itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such Form S-3.

 . The rights to cause the Company to register Registrable Securities granted under Sections 1.2(a) and 1.3 may be freely assigned by the Investor; to a holder of Registrable Securities of not less than 200,000 shares of Common Stock provided that the transferee or assignee provides written notice of such assignment to the Company and agrees to be bound by the applicable terms and provisions of this Agreement.

 .        1.12     "Market Stand-Off" Agreement.12 "Market Stand-Off" Agreement

         The Investor hereby agrees that it shall not, to the extent specified by an underwriter of Common Stock (or other securities) of the Company, sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company (other than securities already registered) during a reasonable and customary period of time not to exceed one hundred and eighty (180) days, as agreed to by the Company and the underwriters, following the effective date of any registration statement of the Company filed under the Securities Act.

         In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the securities of the Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such one hundred and eighty (180) day period.

         1.13     Most Favored Status..13   Most Favored Status.

         The Company hereby agrees that it will not issue any securities to, or enter into any agreements with, or grant any rights to, any third parties other than the Investor which would entitle such third parties to rights which would be more favorable than the rights granted to the Investor hereunder or the rights, privileges and preferences of the Series A Preferred, unless the Company shall simultaneously grant or offer identical rights to the Holders of the Series A Preferred.

2.0      COVENANTS OF THE COMPANY.0 COVENANTS OF THE COMPANY

     2.1 Financial Statements and Other Information.1 Financial Statements and Other Information
                  (a) So long as there is any Series A Preferred outstanding, the Company shall deliver to all Holders thereof:

                    (i) within 90 days after the end of each  fiscal year of the
               Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles; (ii) within 45 days after the end of each fiscal quarter (except the fourth quarter) of the Company, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

                    (iii)  with  reasonable  promptness,  copies  of  all of the
               Company's filings with the SEC and such other notices, information and data with respect to the Company as the Company generally makes available to the holders of its Common Stock; and
               (iv) with reasonable promptness, all publicly available financial and news information produced by the Company.

                    (b)The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clause (ii) of paragraph (a) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby subject, in the case of interim financials, to the absence of notes thereto and normal year-end adjustments.

                    (c)So long as there is any Series A  Preferred  outstanding, the Company shall deliver to all members of the Board of Directors and all observers:
                        (i)   all management letters of accountants;

                        (ii) prior to the end of each  fiscal  year,  an annual
                    budget  for  the  next   succeeding   fiscal   year;

                        (iii) notification of all defaults under material agreements;

                        (iv)   notice of material litigation; and

                        (v) copies of all of the Company's filings with the SEC.

 . So long as the Investor or any other Holder shall hold at least 27,500 shares of Series A Preferred, the Investor or such other Holder, or any authorized representative thereof shall be permitted by the Company to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice as often as may be reasonably requested and to request information from the Company provided, however, that the Company shall not be required to provide any information which is reasonably considered by the Company's Board of Directors (excluding for purposes hereof the director and observer representing the Investor), acting with the advice of counsel, to be competitively sensitive to any business owned or controlled by, or affiliated with the Purchaser, including without limitation, Datalogic S.p.A.

 . The Company hereby grants to the Holders of Series A Preferred, so long as at least 27,500 shares of Series A Preferred are outstanding, the right to purchase a pro rata share of New Securities (as defined in this Section 2.3) which the Company may, from time to time after the date hereof, propose to sell and issue. A Holder's pro rata share, for purposes of this right, is the (x) lower of (i) the ratio of the number of shares of Common Stock issued to the Investor on the Closing Date pursuant to the Stock and Warrant Purchase Agreement (the "Original Securities"), assuming the conversion of the shares of Series A Preferred and the exercise in full of the Warrants and (ii) the ratio of the number of shares of Common Stock owned by the Holder represented by the Original Securities immediately prior to the issuance of New Securities, assuming the conversion of the shares of Series A Preferred, and the exercise in full of the Warrants, (y) to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming the conversion of all outstanding shares of Series A Preferred and the exercise in full of all outstanding Warrants and all other outstanding rights, options and warrants to acquire Common Stock of the Company. This right of first refusal shall be subject to the following provisions:

                  (a) "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Shares) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) the Series A Preferred to be acquired pursuant to the Stock Purchase Agreement and any shares issuable upon conversion of the Series A Preferred; (ii) securities issued upon exercise of the Warrants; (iii) securities issued in amounts less than $500,000 in any single transaction where the equivalent purchase price per share of Common Stock is not less than the then applicable conversion price per share of the Series A Preferred, provided that the aggregate amount of all such transactions described in subsection (iii) shall not exceed $1,500,000; and (iv) securities issued to employees, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or other arrangement approved by the Board of Directors.

                  (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Holders written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. The Investor shall have twenty (20) days after any such notice is effective to agree to purchase its pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                  (c) In the event the Investor fails to exercise fully the right of first refusal within said twenty (20) day period, the Company shall have one hundred twenty (120) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell the New Securities respecting which the Investor's right of first refusal option set forth in this Section 2.3 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Holders pursuant to Section 2.3(b). In the event the Company has not sold within said 120-day period or entered into an agreement to sell the New Securities within said 120-day period (or sold and issued New Securities in accordance with the foregoing within ninety (90) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in Section 2.3(b) above.

         2.4 Appointment of Observer to the Board of Directors.4 Appointment of Observer to the Board of . Until the earlier of (i) the Investor holding less than 27,500 shares of Series A Preferred or (ii) a Change of Control (as defined in Section 4(b) of the Certificate of Amendment) of the Investor, the Holders of Series A Preferred shall have the right to elect a representative to act as observer to the Company's Board of Directors, without the right to vote but with the right to attend and participate in all meetings of the Board of Directors and to receive all information furnished to the Company's directors, provided, however, that the Company shall not be required to provide to the observer any information which is reasonably considered by the Company's Board of Directors (excluding the director and observer representing the Investor appointed pursuant to this Section 2.4), acting with the advice of counsel, to be competitively sensitive to any business owned, controlled or affiliated with the Investor, including, without limitation, Datalogic S.p.A.

3.0      MISCELLANEOUS.

 . This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

 . Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto (including transferees of any shares of Common Stock sold under their respective stock purchase agreements or any Common Stock issued upon conversion of the Series A Preferred or exercise of the Warrants).

 . This Agreement and the agreements entered into in connection herewith constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

 . The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

 . Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Investor and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

 . No delay or omission to exercise any right, power or remedy accruing to the Investor or any permitted transferee upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on the Investor's part of any breach, default or noncompliance under this Agreement or any waiver on the Investor's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, by law, or otherwise afforded to the Investor, shall be cumulative and not alternative.

  Unless otherwise provided, any notice required or permitted under this Agreement shall be given to the party to be so notified in writing and shall be deemed effective upon personal delivery, upon delivery by confirmed facsimile or electronic transmission (with duplicate original sent by United States mail), or five business days after being sent by registered or certified mail, return receipt requested, postage prepaid or two business days after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case addressed to the party to be notified at the address indicated for such party herein (or, if to the Company, at the address of its principal executive offices), or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

 . The titles of the paragraphs and subparagraphs of this Agreement are for convenience only, are not part of this Agreement and are not intended to affect the meaning or interpretation of any of the terms of this Agreement.

 . This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Registration and Investor Rights Agreement as of the date first above written.


                                                     COMPANY:

                                                     PSC INC.


                            By: /s/William J. Woodard
                            Name: Willilam J. Woodard
                            Title: Vice President & CFO


                             Address:  675 Basket Road
                             Webster, New York  14580
                             Fax No: (716) 265-6409
                             Attn: William J. Woodard


                             INVESTOR:

                             HYDRA INVESTISSEMENTS S.A.

                             By: /s/ Serge Thill          /s/ Toby Herkrath
                             Name: Serge Thill             Toby Herkrath
                             Title:   Director             Director

                             Address:  c/o Hydra S.p.A.
                             Via Massimo d'Azeglio 57
                             40123 Bologna, Italy
                             Fax No: 39-51 580 632